UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 19, 2020

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000
1-4473	ARIZONA PUBLIC SERVICE COMPANY			86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 19, 2020, the Board of Directors of Pinnacle West Capital Corporation ("Pinnacle West") expanded the number of Directors on the Pinnacle West Board of Directors by one and elected Ms. Glynis A. Bryan as a Director.  Ms. Bryan’s initial term will extend until the Pinnacle West 2020 Annual Meeting of Shareholders on May 20, 2020 (the “2020 Annual Meeting of Shareholders”).  The Board of Directors of Arizona Public Service Company (“APS”), the principal subsidiary of Pinnacle West, also elected Ms. Bryan to the APS Board of Directors.  Ms. Bryan has been appointed to the Audit Committee and the Nuclear and Operating Committee of Pinnacle West.  Ms. Bryan will participate in the compensation arrangements for non-employee directors described on pages 40-41 of the Pinnacle West Proxy Statement for its Annual Meeting of Shareholders held on May 15, 2019, except the annual retainer and equity grant will be prorated to reflect her service from the date of her election until the 2020 Annual Meeting of Shareholders.

Ms. Bryan is the Chief Financial Officer of Insight Enterprises, Inc. (“Insight”). Insight is a technology company and a vendor of APS providing information technology services and computer hardware and software products. For these products and services, APS paid less than $6,700,000 to Insight in 2019, which is less than 1% of the Company’s and Insight’s revenues for 2019. Because the amounts paid to Insight were such a small portion of its total revenues, the Corporate Governance Committee and the Board of Directors of Pinnacle West has determined that these payments are not material to Ms. Bryan and that she is independent under the applicable independence standards.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Bylaws to Reduce Special Meeting Threshold

On February 19, 2020, the Board of Directors of Pinnacle West approved amendments to the Company’s Bylaws. Section 2.02 of the Bylaws was amended to reduce the ownership threshold to call a special meeting of shareholders from 25% to 15% of the outstanding capital stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting. Section 2.02 of the Bylaws was also amended to include a requirement that qualifying shares are net long shares held for at least a one-year period, as described in Section 2.02.

This summary is qualified by reference to the complete text of the amended Bylaws attached as Exhibit 3.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Registrant(s)	Description

3.1	Pinnacle West	Pinnacle West Bylaws, amended as of February 19, 2020

104	Pinnacle West Arizona Public Service Company	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: February 25, 2020	By: /s/ Robert E. Smith
Robert E. Smith
Senior Vice President and
General Counsel

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: February 25, 2020	By: /s/ Robert E. Smith
Robert E. Smith
Senior Vice President and
General Counsel